                                                                    Exhibit 10.1

                           INVESTOR RIGHTS AGREEMENT

     This Investor Rights Agreement (the "Agreement") is entered into as of the 23rd day of March, 1999, by and among GoodNoise Corporation, a Florida corporation (the "Company") and the undersigned purchasers of Series B Preferred Stock of the Company (the "Purchasers").

                                    RECITAL
                                    -------

     The Company proposes to sell up to 120,000 shares of Series B Preferred Stock to the Purchasers pursuant to a Series B Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement"). In connection with this sale, the Company has agreed to grant the Purchasers certain registration and other rights.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties agree as follows:

     1. Registration Rights.
        -------------------

        1.1. Certain Definitions. As used in this Agreement, the following terms
             -------------------
shall have the following respective meanings:

             (a)  "Commission" shall mean the Securities and Exchange Commission
                   ----------
or any other federal agency at the time administering the Securities Act.

             (b)  "Conversion Stock" means the Common Stock issued or issuable
                   ----------------
upon conversion of the Series B Preferred Stock.

             (c)  "Holder" shall mean any shareholder of the Company holding
                   ------
Registrable Securities (including Series B Preferred Stock) and any person holding Registrable Securities to whom the rights under this Section 1 have been transferred in accordance with Section 1.8.

             (d)  "Registrable Securities" means (i) the Conversion Stock, (ii)
                   ----------------------
Common Stock issuable upon exercise of that certain warrant dated October 28, 1998 granted by the Company to HFTP Investment LLC, (iii) Common Stock issuable upon conversion of the shares of Series B Preferred Stock issuable upon exercise of that certain warrant for the purchase of Series B Preferred Stock to be granted to Creative Labs pursuant to that certain Strategic Alliance Agreement dated as of February 9, 1999; and (iv) stock issued in respect of the stock referred to in (i), (ii) or (iii) as a result of a stock split, stock dividend, recapitalization or the like, which has not been sold to the public.

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             (e)  The terms "register," "registered" and "registration" refer to
                             --------    ----------       ------------
a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

             (f)  "Registration Expenses" shall mean all expenses, except as
                   ---------------------
otherwise stated below, incurred by the Company in complying with Section 1.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and expenses of one counsel for all of the selling holders up to a maximum of $15,000.

             (g)  "Securities Act" shall mean the Securities Act of 1933, as
                   --------------
amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

             (h)  "Selling Expenses" shall mean all underwriting discounts,
                   ----------------
selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, all fees and disbursements of any counsel for the selling Holders other than the up to $15,000 for one counsel paid by the Company.

             (i)  "Stock" means and includes all shares of Common Stock issued
                   -----
and outstanding at the relevant time plus (i) all shares of Common Stock that may be issued upon exercise of any options, warrants and other rights of any kind that are then exercisable, and (ii) all shares of Common Stock that may be issued upon conversion of (A) any convertible securities, including, without limitation, preferred stock and debt securities then outstanding, which are by their terms then convertible into or exchangeable for Common Stock (but not including the Conversion Stock) or (B) any such convertible securities issuable upon exercise of options, warrants or other rights that are then exercisable.

        1.2.  Registration.
              ------------

              (a) Not later than one hundred twenty (120) days after the date of this Agreement, the Company shall file a registration statement with respect to the Registrable Securities (such registration statement and any successor or substitute registration statement being referred to in this Section 1.2 as the "Registration Statement"). The Company shall cause such Registration Statement to become effective as promptly as practicable and to maintain the effectiveness of the Registration Statement (and to maintain the current status of any prospectus contained therein) until the earlier of (i) the date three years from the date the Registration Statement becomes effective (such period to be extended by any period during which the Registration Statement is not effective), or (ii) when all the Registrable Securities have been resold pursuant to an effective Registration Statement. It shall be a condition precedent to the right of any Holder to sell Registrable Securities under the Registration Statement and the obligation of the Company to file the Registration Statement that such Holder shall have furnished to the Company such information regarding itself, the Registrable Securities held by it,

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the intended method of distribution of such securities and any additional information as shall be required to be included in the Registration Statement with respect to such Registrable Securities. The Company shall provide each Holder with a copy of each Registration Statement, each amendment or supplement thereto, and any prospectus contained therein (as amended and/or supplemented).

             (b) Notwithstanding paragraph (a) above, the Company shall be entitled to postpone the declaration of effectiveness of the registration statement prepared and filed pursuant to this Section for a reasonable period of time, but not in excess of sixty (60) calendar days after the date the Commission has informed the Company that the registration statement will not be reviewed or that the Commission has no further comments with regard to the registration statement, if the Board of Directors of the Company, acting in good faith, determines that there exists material nonpublic information about the Company which the Board does not wish to disclose in a registration statement (due to the fact that the Board believes that such disclosure is not in the best interests of the Company or the Company's shareholders) which information would otherwise be required by the Securities Act to be disclosed in the registration statement to be filed pursuant to this Section.


             (c) Each Holder acknowledges that the Company may be required to suspend sales of the Registrable Securities under the Registration Statement in light of developments affecting the Company until such time as the Company can make an appropriate filing with the Commission. Holders acknowledge that during any such period, Holder will not be permitted to sell any Registrable Securities until the Company notifies the Holders it has made such a filing.

        1.3. Expenses of Registration. Unless otherwise stated, all Selling
             ------------------------
Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered. All Registration Expenses incurred in connection with all registrations pursuant to Section 1.2 shall be borne by the Company.

        1.4. Registration Procedures. In the case of any registration,
             -----------------------
qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company will:

             (a) Prepare and file with the Commission a registration statement with respect to such securities and cause such registration statement to become and remain effective for the period required pursuant to Section 1.2(a) hereof or until the distribution described in the registration statement has been completed (or longer if required by Section 1.2 hereof);

             (b) Furnish to the Holders (and their counsel) participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

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

             (c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; provided, however, that the Company shall have the right to delay the preparation of a current prospectus that complies with the Securities Act on up to two separate occasions for up to thirty (30) days on each occasion without explanation to such Holder.

             (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

             (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

             (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing .

        1.5.  Indemnification; Contribution; Remedies.
              ---------------------------------------

              (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such person within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable to any such person in any such case to the extent that any such claim,

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loss, damage, liability or expense arises out of or is based on any untrue statement or omission (or alleged untrue statement or omission), made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein or the preparation thereby.

             (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein or the preparation thereby. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the net proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration.

             (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 1.5, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if there may be one or more legal or
                 --------  -------
equitable defenses available to such indemnified party which are materially in conflict with those available to the indemnifying party, or if the indemnifying party fails promptly to assume such defense, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the reasonable fees and expenses of any one counsel (but not more than one) retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 1.5.

             (d) If the indemnification provided for in this Section 1.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

        1.6.  Information by Holder.  The Holders of securities included in any
              ---------------------
registration shall furnish to the Company such information regarding such Holders, the Registrable Securities held by them and the distribution proposed by such Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

        1.7.  Rule 144 Reporting. With a view to making available the benefits
              ------------------
of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

              (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act.

              (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

              (c) So long as a Purchaser owns any Registrable Securities to furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the

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Company as the Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing the Purchaser to sell any such securities without registration.

        1.8.  Transfer of Registration Rights. The rights to cause the Company
              -------------------------------
to register securities granted to the Purchaser under section 1.2 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by the Purchaser provided that the transferor provides the Company with written notice of the proposed transfer and: (i) the transferee acquires all of the transferor's Registrable Securities not sold to the public; (ii) the transferee acquires at least 100,000 shares (determined on an as-converted to common stock basis, and subject to adjustments for stock splits, combinations, dividends or the like) of the transferor's Registrable Securities not sold to the public; or
(iii) the transferee is a majority-owned subsidiary, constituent partner, shareholder or affiliate of the Holder.

        1.9.  Standoff Agreement. Each Holder agrees, upon request of the
              ------------------
Company or the underwriters managing the first underwritten public offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of not to exceed a period commencing upon the effective date of such registration and ending ninety (90) days thereafter; provided, that the officers and directors of the Company who own stock of the Company also agree to such restrictions.

        1.10.  Termination. Any registration rights granted pursuant to this
               -----------
Section 1 shall terminate upon the earlier to occur of (i) three (3) years from the date of the last sale of the Series B Preferred Stock by the Company, or
(ii) with respect to any Holder, when all remaining Registrable Securities held or entitled to be held by such Holder may be sold under Rule 144 during any ninety (90) day period.

        1.11.  Other Registration Rights. The Company shall not, without the
               -------------------------
prior written consent of the holders of sixty-seven percent (67%) of the Series B Preferred Stock then outstanding grant any registration rights superior to the rights granted pursuant to this Section 1.

     2. Investor Right of First Refusal Upon Issuance of Securities by the
        ------------------------------------------------------------------
Company.
-------

        2.1.  Right of First Refusal. The Company hereby grants to each
              ----------------------
Purchaser or any transferees pursuant to Section 2.1(f) hereof (collectively, hereinafter, the "Rights Holders") the right of first refusal to purchase all or part of its pro rata share of New Securities (as defined in this Section 2.1) which the Company may, from time to time, propose to sell and issue. For purposes of this right of first refusal, a pro rata share for a Rights Holder is the ratio that the number of shares of Conversion Stock then held by such Rights Holder bears to the sum of the total number of shares of Conversion Stock and Stock then outstanding.

              (a) "Equity Securities" shall mean any securities having voting rights in the election of the Board of Directors not contingent upon default, or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable for any

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shares of the foregoing, or any securities issuable pursuant to any agreement or commitment to issue any of the foregoing.


              (b) Except as set forth below, "New Securities" shall mean any Equity Securities, whether now authorized or not, and rights, options or warrants to purchase said Equity Securities. Notwithstanding the foregoing, "New Securities" does not include (i) securities offered to the public generally pursuant to a registration statement under the Securities Act; (ii) the Conversion Stock; (iii) stock issued in connection with any stock split, stock dividend or recapitalization by the Company, (iv) shares of Common Stock issued to officers, directors, employees or consultants of the Company pursuant to stock grants, stock purchase and stock option plans or other stock incentive programs, agreements or arrangements approved by the Board of Directors, (v) securities issued pursuant to the acquisition of all or part of another company by the Company by merger or other reorganization or by purchase of all or part of the assets of another company (including but not limited to the acquisition of technology or music rights) which securities do not exceed $40 million in value; and (iv) securities issued to lenders, lessors, licensors and other parties in non-equity financing transactions.

              (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Rights Holder written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. Each Rights Holder shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase up to its respective pro rata share of such New Securities for the price and upon the applicable terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

              (d) In the event a Rights Holder fails to exercise the right of first refusal within said fifteen (15) day period, the Company shall have ninety
(90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within forty-five (45) days from the date of said agreement) to sell the New Securities not elected to be purchased by Rights Holders at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within forty-five (45) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities in the manner provided above.

              (e) The right of first refusal granted under this Section 2.1 shall expire upon the closing of the earlier of (i) the consummation of a firm commitment underwritten offering of the Company's securities to the public pursuant to an effective registration statement under the Securities Act with gross proceeds to the Company of at least $25,000,000 at a price of not less than $6 per share, as adjusted for stock splits and the like, (a "Qualified Public Offering"), and (ii) a statutory share exchange, consolidation or merger of this Company with or into any other corporation or corporations (other than a wholly-owned subsidiary) which results in the Company's shareholders immediately prior to such transaction not holding at least a majority of the voting power of the surviving or continuing entity, or the sale, transfer or other disposition of all or substantially all of the assets of this Company.

             (f) The right of first refusal hereunder may be assigned to a transferee or assignee (other than a competitor as reasonably determined by the Company in good faith) in connection with any transfer or assignment of Registrable Securities provided that the transferor provides the Company with written notice of the proposed transfer and (i) the transferee acquires all of the transferor's Registrable Securities not sold to the public; (ii) the transferee acquires at least 100,000 shares (determined on an as-converted to common stock basis, and subject to adjustments for stock splits, combinations, dividends or the like) of the transferor's Registrable Securities, or (iii) the transferee is a majority-owned subsidiary, constituent partner, shareholder or affiliate of the Holder.

             (g) If the Board of Directors of the Company determines it to be in the best interests of the Company, it may authorize completion of any issuance or series of issuances of New Securities without first offering the Purchasers the opportunity to exercise their rights pursuant to this Section 2 as long as promptly following such issuances the Company offers each Purchaser the opportunity to purchase such New Securities as it would have been entitled to purchase pursuant to this Section 2.

     3. Information Rights.
        ------------------

        3.1.  Annual Financing Information. So long as 20,000 shares of the
              ----------------------------
Series B Preferred Stock remain outstanding, the Company shall deliver to the director elected by the Series B Preferred Stock pursuant to the terms of the Company's Articles of Incorporation, as amended (the "Series B Director"), and to one other designee selected by INVESCO Private Capital (the "Observer") the following financial statements:

              (a) within 90 days after the end of each fiscal year, income, shareholders' equity and cash flow statement of the Company for such year, and a balance sheet of the Company as of the end of such year. Such year-end financial reports shall be in reasonable detail and shall be prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, and certified by independent public accountants of national standing selected by the Company's Board of Directors;

              (b) within thirty (30) days after the monthly accounting period of the Company an unaudited monthly report including a balance sheet, income statement and cash flow statement; and

              (c) no later than thirty (30) days prior to the end of the fiscal year, the Company's annual financial plan for the next fiscal year on a month-to-month basis, as approved by the Company's Board of Directors.

        3.2. Inspection. So long as 20,000 shares of the Series B Preferred
             ----------
Stock remain outstanding, the Company shall permit the Series B Director and the Observer, at such party's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such party.

        3.3. Confidentiality of Information. The Purchasers shall keep
             ------------------------------
confidential and not disclose or divulge any confidential, proprietary or secret information which such party may obtain from the Company, and which the Company has prominently marked "confidential," "proprietary" or "secret," pursuant to financial statements, reports and other materials submitted by the Company as required hereunder or otherwise are of a character or nature that a reasonable person would understand to constitute confidential information, unless such information is or becomes known to such party from a source other than the Company without violation of any rights of the Company, or is or becomes publicly known, or unless the Company gives its written consent to such party's release of such information, except that no such written consent shall be required (and such party shall be free to release such information to such recipient) if such information is to be provided (a) to such party's counsel or accountant (and the provision of such information is directly necessary in order for such recipient to provide services to such party); or (b) to an officer, director or partner of such party, provided that such party shall inform the recipient of the confidential nature of such information, and such recipient agrees in writing in advance of disclosure to treat the information as confidential; or (c) otherwise pursuant to or as required by law or judicial or regulatory process.

        3.4.  Observation Rights. So long as 20,000 shares of the Series B
              ------------------
Preferred Stock remain outstanding, the Observer shall have the right to attend all meetings of Company's Board of Directors and all meetings of Committees of the Board of Directors, at the Company's reasonable expense, in a non-voting observer capacity, and, in this respect, the Company shall, at its expense, give the Observer copies of all notices, minutes, consents and other materials that it provides to its directors in connection with such Board of Director or Committee meetings at the same time as such notices are given to Board and Committee members; provided, however, that the Observer shall agree to hold in confidence and trust all information so provided to the same extent as if he was a member of the Company's Board of Directors. Meetings to be held by telephone conference and actions to be taken by consent shall not be prohibited provided timely notice and an opportunity to participate is given to the Observer.

     4.  Covenants.
         ---------

         4.1.  Financial Covenant. The Company agrees that so long as 20,000
               ------------------
shares of the Series B Preferred Stock remain outstanding, it will not incur, issue, create, assume, become contingently liable for or suffer to exist, or permit any Subsidiary to incur, issue, create, assume, become contingently liable for or suffer to exist, any indebtedness for borrowed money or incur, create or enter into any agreement or other commitment for any capital expenditures greater than $250,000 unless such incurrence, issuance, creation, assumption, contingent liability or existence is approved by a Special Majority of the Board of Directors, (such "Special Majority" shall consist of a majority of the Board of Directors including the director appointed by the holders of the Series B Preferred Stock).

        4.2.  Vesting of Management Stock Options. The Company agrees that any
              -----------------------------------
options to purchase the Company's Common Stock granted after the date hereof to the Company's employees shall vest pro-rata over not less than a three year period, unless otherwise approved by the Series B Director.

        4.3.  Key Man Insurance. The Company agrees to obtain, within ninety
              -----------------
(90) days of the date of this Agreement, a term life insurance policy (in an amount determined by and renewable at the request of the Board of Directors) for Robert Kohn and Gene Hoffman, Jr., naming the Company as sole beneficiary.

        4.4.  Future Registration Rights.  Except for any registration expressly
              --------------------------
permitted by this Agreement, the Company will not, without the prior approval of the holders of sixty-seven percent (67%) of the Series B Preferred Stock, grant to the holders of any securities issued or to be issued by the Company any registration rights superior to the rights of the Purchasers under this Agreement.

     5.  Voting Agreement.
         ----------------

         5.1.  Board of Directors.
               ------------------

               (a) From and after the date of this Agreement and until the provisions of this Section 5 cease to be effective, each Purchaser shall vote all shares of Preferred Stock of the Company over which such shareholder has voting control, and will take all other necessary or desirable actions within his or its control (whether in his or its capacity as a shareholder, director or officer of the Company or otherwise), and the Company will take all necessary and desirable actions within its control, in order to cause:

                    (i) the election as the Series B Preferred Stock representative to the Board of Directors of the Company of one (1) representative designated by INVESCO Private Capital (the "INVESCO Representative").

                    (ii) in the event that the INVESCO Representative for any reason ceases to serve as a member of the Board of Directors during his or her term of office, the resulting vacancy on the Board of Directors to be filled by a representative designated as provided in clause (i) above.

             (b) The Company shall pay the reasonable out-of-pocket expenses incurred by the INVESCO Representative and the Observer in connection with attending the meetings of the Board of Directors and any committee thereof and in connection with any projects assigned to such director or the Observer by the Board of Directors and any committee thereof.

        5.2.  Application of Agreement to After-Acquired-Shares. All of the
              -------------------------------------------------
provisions of this Section 6 shall apply to all of the Series B Preferred Stock of the Company, whether issued before or after the Closing Date, and all Series B Preferred Stock issued as a replacement for such shares or with respect to such shares as a result of any stock dividend, stock split or other similar event.

        5.3.  Termination. The provisions of this Section 5 shall terminate on
              -----------
the earlier of (a) the consummation by the Company of a Qualified Public Offering, (b) a statutory share exchange, consolidation or merger of the Company with or into any other corporation or corporations which results in the Company's shareholders immediately prior to such transaction not holding at least a majority of the voting power of the surviving or continuing entity, (c) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or (d) the effective time of the liquidation of the Company.

        5.4.  Binding Effect on Transferees. This Section 5 and all of the
              -----------------------------
terms, covenants, and conditions herein contained shall be binding upon and inure to the benefit of all of the parties hereto and their respective transferees, successors, heirs, executors, administrators and assigns.

     6.  Events of Noncompliance; Remedies.
         ---------------------------------

         6.1.  Events of Noncompliance. The following events shall constitute
               -----------------------
"Events of Noncompliance":

               (a) failure to pay dividends on the Series B Preferred Stock when due and payable pursuant to the terms of the Company's Articles of Incorporation, as the same are amended from time to time;

               (b) the material breach of any representation, warranty or covenant contained in this Agreement or the Purchase Agreement;

               (c) commencement of any proceeding by or against the Company under any bankruptcy law;

               (d) failure by the Company to obtain the approval of the Holders of the Series B Preferred to the extent required pursuant to the Company's Articles of Incorporation for any: merger, consolidation, sale of all or substantially all of its assets, liquidation, recapitalization or dissolution.

        6.2.  Effect of Noncompliance.
              -----------------------

              (a) Subject to the terms and conditions of this Section 6.2, should an Event of Noncompliance occur and not be cured within fifteen (15) days of written notice thereof to the Company, the Company shall, upon receiving a written request for the redemption of all of the Series B Preferred Stock under this subsection (a) signed by the holders of sixty-seven percent (67%) of the then outstanding shares of Series B Preferred Stock, to the extent that it may lawfully do so, redeem all of the outstanding shares of Series B Preferred Stock by paying to the holders the amount payable pursuant to such Holders upon redemption of the Series B Preferred Stock in accordance with the Company's Articles of Incorporation (the "Redemption Price"); provided however, that the Redemption Price shall be payable within ten (10) days of the date notice of redemption is delivered to the Company and provided further, that such redemption shall be subject to the notice and opportunity to convert provisions as set forth in the Articles of Incorporation. The date the Redemption Price is paid to holders of the Series B Preferred Stock shall be referred to hereafter as the "Redemption Date."

              (b) If the funds of the Company legally available for redemption of the Series B Preferred Stock for which the Company has received a request to redeem pursuant to this section are insufficient to redeem the total number of Series B Preferred Stock outstanding, those funds which are legally available will be used to redeem the maximum possible number of shares pro rata among holders of then outstanding Series B Preferred Stock according to the number of shares of Series B Preferred Stock held by each holder thereof on the applicable Redemption Date.

              (c) The foregoing remedy shall not be exclusive of any other remedy available to the holders of the Series B Preferred Stock upon the occurrence of an Event of Noncompliance.

     7. Miscellaneous.
        -------------

        7.1.  Governing Law. This Agreement shall be governed in all respects by
              -------------
the laws of the State of California as applied to transactions taking place between California residents and wholly within the State of California.

        7.2.  Survival. The representations, warranties, covenants and
              --------
agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby.

        7.3.  Successors and Assigns.  Except as otherwise provided herein, the
              ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        7.4.  Determination of Share Amounts. To determine the number of
              ------------------------------
Registrable Securities held by a Holder for purposes of this Agreement, all Registrable Securities held by an affiliate of the Holder shall be deemed held by such Holder. For purposes of this Section, "affiliate" shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Holder.

        7.5.  Entire Agreement; Amendment. This Agreement constitutes the full
              ---------------------------
and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. With the written consent of the record or beneficial holders of at least 67% of the Registrable Securities held by the Purchasers, the obligations of the Company and the rights of the Holders under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement. Upon the effectuation of each such waiver, consent, agreement or amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section.

        7.6.  Notices, etc. All notices and other communications required or
              ------------
permitted hereunder shall be in writing and shall be delivered personally, via facsimile, mailed by first class mail, postage prepaid, or delivered by courier or overnight delivery, addressed (a) at such Purchaser's address as set forth in the Company's records, or at such other address or facsimile number as the Purchaser shall have furnished to the Company in writing or (b) if to the Company at 719 Colorado Avenue, Palo Alto, California 94303, or such address as the Company shall have furnished to the Purchaser in writing, with a copy to Peter M. Astiz, Esq., c/o Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, California 94301. All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

        7.7.  Delays or Omissions. Except as expressly provided herein, no delay
              -------------------
or omission to exercise any right, power or remedy accruing to any holder of any Series B Preferred Stock or Conversion Stock, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

        7.8.  Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        7.9.  Severability. If any provision of this Agreement, or the
              ------------
application thereof, shall for any reason and to any extent be invalid or unenforceable the remainder of this Agreement and application of such provision to persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto, the parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

        7.10.  Titles and Subtitles. The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     8.  Additional Closings. The parties to this Agreement agree that any
         -------------------
parties added to the Purchase Agreement after the date hereof may be added as parties to this Agreement, with all the rights and obligations of the Purchasers, without further approval by the parties to this Agreement.

     The foregoing agreement is hereby executed as of the date first above written.


                                       GOODNOISE CORPORATION




                                       By:   /s/
                                          __________________________________
                                          Gene Hoffman, Jr.,
                                          President and Chief Executive Officer

                         COUNTERPART SIGNATURE PAGE TO
                     GOODNOISE CORPORATION RIGHTS AGREEMENT


                                          "Purchaser"

                                          If you are an individual, print your
                                          name and sign below.


                                          _____________________________________
                                          Name (Please Print)


                                          _____________________________________
                                          Signature


                                          If you are signing on behalf of an
                                          entity, please print the name of the
                                          entity and sign below, indicating your
                                          title.



                                          _____________________________________
                                          Name (Please Print)


                                          _____________________________________
                                          Signature


                                          _____________________________________
                                          Title